Registration No. 333-_______

As filed with the Securities and Exchange Commission on May 22, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
__________________________

ADVANCED CELL TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33 Locke Drive Marlborough, Massachusetts 01752 (508) 756-1212 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	87-0656515 (I.R.S. Employer Identification Number)

Gary Rabin

Chief Executive Officer

Advanced Cell Technology, Inc.

33 Locke Drive

Marlborough, Massachusetts 01752

(508) 756-1212

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies To:

Jonathan F. Atzen, Esq.
Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street, 43rd Floor

Los Angeles, CA 90071
(213) 620-1780

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Debt Securities
Warrants
Total	$35,000,000	$ 4,774 (3)

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $35,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $35,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(3)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED May 22, 2013

Advanced Cell Technology, Inc.

$35,000,000
COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

__________________

We may from time to time offer to sell our common stock, par value $0.001 per share, our preferred stock, par value $0.001 per share, debt securities and/or warrants in one or more offerings, in amounts, at prices and on terms that we will determine at the time of such offerings. The aggregate initial offering price of the securities sold under this prospectus will not exceed $35,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms related to such sales in a supplement to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus and the applicable prospectus supplement, as well the documents incorporated by referenced in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of these securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable fees, commissions or discounts.

Our common stock is currently quoted on the OTCQB, under the symbol “ACTC.” On May 20, 2013, the last reported sales price per share of our common stock on the OTCQB was $0.07.

An investment in our securities involves a high degree of risk. See the heading “Risk Factors” commencing on page 6 of this prospectus for a discussion of these risks and in the sections entitled “Risk Factors” in our most recent annual report on Form 10-K and in any quarterly report on Form 10-Q, as well as in any prospectus supplement related to these specific offerings.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2013

__________________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement process, we may from time to time sell common stock, preferred stock, debt securities and/or warrants in one or more offerings up to an initial offering amount of $35,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell common stock, preferred stock, debt securities and/or warrants we will provide specific terms related to such sales in a supplement to this prospectus. The prospectus supplements may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference” below. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information we have provided or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with difference or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

In this prospectus, unless otherwise indicated, “our company,” “we,” “us” or “our” refer to Advanced Cell Technology, Inc., a Delaware corporation.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

Our Business

We are a life science company focused on the emerging field of regenerative medicine. We have unique scientific leadership and research competencies which we believe provide opportunities for discovery and innovation in regenerative medicine. Our core business strategy is to develop and ultimately commercialize stem cell derived cell therapies and biologics that will deliver safe and efficacious patient therapies, and which can be manufactured at scale and are reimbursable at attractive levels. We are conducting several ongoing clinical trials for treating macular degeneration, and have a preclinical development pipeline focused on products for eye diseases, autoimmune and inflammatory diseases, and wound healing.

We pursue differentiation approaches to generating transplantable tissues both in-house and through collaborations with other researchers who have particular interests in, and skills related to, cellular differentiation. Our research in this area includes projects focusing on developing many different cell types that may be used to treat a range of diseases across several therapeutic categories. Control of differentiation and the culture and growth of stem and differentiated cells are important current areas of research for us.

Ophthalmology Programs

We are developing a pipeline of stem cell derived therapeutics which may have use as part of a treatment plan for degenerative diseases of the eye, and in some instances may be able to repair and replace damaged tissue in the eye so as to be restorative of vision. We believe we have the opportunity to not only provide patients with first-in-class medicines but to do so in connection with potential collaborations and strategic partnerships. As our understanding of the underlying pathophysiology of ocular disease increases, we believe we will have additional opportunities to develop other therapeutic products for the ophthalmology market.

Treating Macular Degeneration

In February 2013, we announced that our clinical partner, the Jules Stein Eye Institute at the University of California, Los Angeles had received approval of its Investigator IND Application to initiate a Phase I/II study using our retinal pigment epithelium (RPE) cells to treat myopic macular degeneration (MMD), a form of macular degeneration that can occur in association with severe forms of myopia (nearsightedness). This form of macular degeneration seems to be associated with stress on the RPE layer as a consequence to elongation of the eyeball structure in myopic patients. The stress can induces fissures in the RPE layer, leading to RPE cell death and ultimately macular dystrophy and degeneration. We expect the MMD trial to commence in the second half of 2013.

As we continue to manage the clinical trials, as well as to expand the indications for which its RPE cell therapy is being investigated, we have also begun to take the steps to define our final product formulation, as well as to lay the early ground work to support appropriate pricing and reimbursement programs. We believe that our RPE therapy provides pricing justification across all categories of consideration by Medicare, Medicaid and private payers. Our Stargardt’s Macular Dystrophy (SMD) program has been granted Orphan Drug status in both the U.S. and Europe, and accordingly permits fast track status, potential FDA grant opportunities, and opportunities for early and favorable pricing considerations.

Photoreceptor Progenitor Program

We have developed a novel human photoreceptor progenitor cell. We believe that our photoreceptor progenitor cells are unique with respect to both the markers they express as well as their plasticity – meaning that they can differentiate into both rods and cones, and as such provide an excellent source of new photoreceptors for retinal repair. We will continue our preclinical investigation in animal models, establish appropriate correlation between integration of the transplanted cells and visual function in the animals, and then consider preparation of an Investigative New Drug (IND) and/or Investigational Medicinal Product Dossier (IMPD) application to commence clinical studies with these cells.

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Retinal Ganglion Cell Progenitor Program

In the United States alone, approximately 100,000 people are legally blind from glaucoma. The only proven treatment is drug therapy or surgically lowering the intraocular pressure (IOP), but many patients lose vision despite treatment. In glaucoma, retinal ganglion cells degenerate before photoreceptors are lost. Finding a way to differentiate stem cells into retinal ganglion cells and demonstrating the ability of those cells to protect against elevated IOP in glaucoma models has been another area of research and development at ACT. We have succeeded in generating a unique human ganglion progenitor cell which, when injected in animal models of glaucoma, appear to be able to form new ganglion nerve cells. We will continue our preclinical investigation in animal models, establish appropriate correlation between integration and visual function in the animals, and then consider preparation of an IND and/or IMPD application to commence clinical studies with these cells.

Corneal Endothelial Program

We have been able to generate sheets of corneal endothelial cells from human embryonic stem cells. These endothelial sheets, which resemble fetal cornea in cell density, could serve as the transplanted tissue in corneal transplants, the current standard of care for diseases affecting the cornea. In culture, our corneal endothelial cells have all the hallmarks, both marker expression and morphology, of native human corneal endothelium. We are testing these cells in several animal models of corneal diseases. We will continue our preclinical investigation in animal models, establish that the transplanted tissue functions correctly in the animals, and then consider preparation of an IND and/or IMPD application to commence clinical studies with these cells.

Neuroprotective Biologics

In the course of our work with various progenitor cells for treating ocular degenerative diseases, we have discovered that certain progenitor cells not only have the ability to participate directly in the formation of new tissue in the eye, but also were able to exert a neuroprotective effect that reduces the rate of degeneration of native photoreceptors in the animals’ eyes as an example even when injected outside the eye. These cells appeared to also be a source of neuroprotective paracrine factors; biological agents which may themselves be useful as drugs. Further, we observed that these protective effects were uniquely produced by particular progenitor cell sub-types. The restriction of this protective activity to only a certain progenitor cell type permits us to examine which factors are differentially produced by these cells as compared with other closely related progenitor cells which do not seem to secrete any protective agents. We anticipate that the neuroprotective agent(s) that we may ultimately develop as drug candidates may be useful not only in retinal diseases and dystrophies, but may have broader applications in central nervous system and peripheral nervous system diseases and disorders, including diseases causing cognitive function impairment, movement disorders such as Parkinson’s Disease, and ischemic events such as caused by stroke.

Autoimmune/Inflammation Programs

Mesenchymal stem cells (MSCs) regulate immune and inflammatory responses, providing therapeutic potential for treating diseases characterized by the presence of an inflammatory component, which makes them an attractive tool for the cellular treatment of autoimmunity and inflammation. The current source of MSCs for therapeutic applications are isolated from cord blood and adult sources such as bone marrow and adipose (fat) tissue. However, once isolated from the body (or cord blood), the MSCs present in these sources do not propagate well in cell culture. Rather, the cells undergo replicative senescence within only a few passages. Accordingly, there is a limit on the number of doses of MSCs that can be generated from each donor, and the process using adult MSC sources is consequently at risk being high touch with respect to both manufacturing and regulatory compliance, and limited in scalability due to the constraints on the cost and number of donors required for a commercial product.

We set out to, and believe we have succeeded at creating a differentiated MSC product by producing the cells in culture from a pluripotent stem cell source, i.e., both human embryonic stem cell and induced pluripotency stem (iPS) cell lines as the originating cells. The Company’s cell culture process permits us to manufacture large scale quantities of MSC from a renewable stem cell source, eliminating the sourcing issues attendant with relying on adult sources of these cells. The stem-cell-sourced manufacturing process is scalable for global commercialization of MSC therapies, and should prove to be less costly (particularly at commercial scale) when compared to the adult sourced and cord blood sourced MSC products in development by other companies.

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In our preliminary testing of our stem cell-derived MSCs in animal models of autoimmune disease, we have noted another differentiating feature to our cells. The MSCs generated using the Company’s proprietary manufacturing approach seem to be substantially more potent with respect to suppressing autoimmune responses in certain disease models when compared to the equivalent dose of bone marrow MSCs. The potency was dependent on the number of passages in culture our MSCs had been through, with the earlier passage MSCs retaining the greatest potency. This correlates with reports in the literature which suggest that adult MSCs lose potency as they are propagated in culture, and reports indicating that MSCs from young adult donors are more potent than MSCs from elderly donors. Being derived from embryonic stem cells, the early passage MSCs the Company is testing for potential therapeutic uses seem to represent the earliest and most potent stage of biological development for MSCs; a stage that cannot be obtained from adult sources.

We will continue to test our MSCs in many different animal models of autoimmune and inflammatory diseases in order to assess appropriate clinical utilities for this asset.

Platelet Program

Platelets are key elements in maintaining blood vessel integrity – or hemostasis – and so are central to wound healing and tissue regeneration after injury or surgery. Platelets are a mainstay in treating trauma, and are increasingly being used to promote healing from a wide range of surgeries. When platelet levels go down and result in thrombocytopenia, such as when bone marrow is destroyed or suppressed, the decrease in platelet function is often the leading cause of morbidity.

We have developed a manufacturing process for generating megakaryocytes, proplatelet forming cells and ultimately platelets using either hES or iPS cells as the starting materials. This process can be carried out under Good Manufacturing Practice (GMP) conditions, and we are approaching the ability to produce clinical doses of platelets. We have also solved an important problem in this process, in that we have developed a feeder free process for making platelets from start to finish. This means our process may be portable into a continuous flow bioreactor setting.

Overall, we observe that the platelets made by our stem cell process have ultrastructural and morphological features that are indistinguishable from normal blood platelets. Our platelets function appropriately as well – both in vitro and in vivo. They respond to thrombin stimulation, form microaggregates, and facilitate clot formation and retraction. In animal models of injury, our stem cell derived platelets contribute to developing thrombi at sites of vascular injury. With our in vitro and in vivo data in hand, a clinical scale GMP manufacturing process in place and potential paths to large scale manufacturing of platelets in bioreactor settings, we are now working towards filing an IND for what we expect will be the first-in-man trial using stem cell derived platelets, and perhaps even the first iPS-derived cell therapy product in human trials.

Our Intellectual Property

Our research and development is supported by a broad intellectual property portfolio, including patents and trade secrets. We currently own or have exclusive licenses to 37 patents and over 190 pending patent applications pending worldwide in the field of regenerative medicine and stem cell therapy. In the past three years, the United States Patent and Trademark office, and other patent offices in major market countries, have granted several of our patents covering the methods we use to derive and produce our RPE cell therapy, as well as patents that cover the use of the RPE cells for formulating pharmaceutical preparations for use in human patients and for treating various macular degenerative diseases such as dry AMD and SMD.

Our success will likely depend upon our ability to preserve our proprietary technologies as well as operate without infringing the proprietary rights of other parties. However, we may also need to rely on certain proprietary technologies and know-how that are not patentable. With regard to our own proprietary information, we seek to protect such information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors.

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Principal Executive Office

Our executive offices are located at 33 Locke Drive, Marlborough, MA 01752. Our website is located at www.advancedcell.com, and our telephone number is 508-756-1212. None of the information on our website forms a part of this prospectus.

The Offering

We may offer shares of our common stock, preferred stock, debt securities and/or warrants in one or more offerings, with an aggregate initial offering price not to exceed $35,000,000. This prospectus describes the general terms that may apply to the securities to be offered and the specific terms of any particular securities that we offer will be described in a separate supplement to this prospectus, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices and exercise prices, if any; and

•	important federal income tax considerations.

When we issue new securities, we may offer them for sale directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The applicable prospectus supplement will include any required information about the agents, dealers or underwriters we use and the applicable fees, commissions or discounts we may pay them for their services.

This prospectus may not be used to consummate a sale of securities unless it is accompanies by a prospectus supplement.

Listing

Our common stock is currently quoted on the OTCQB, under the symbol “ACTC”.

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RISK FACTORS

An investment in our company involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described in the section entitled “Risk Factors” contained in the applicable prospectus supplement and in our most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, as well as any amendment or update thereto reflected in subsequent filings with the SEC or in any current report on Form 8-K we may file. The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. Our business, results of operations or financial condition could be seriously harmed, and the trading price of our common stock may decline due to any of these or other risks.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in this prospectus, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to risks inherent in: our early stage of development, including a lack of operating history, lack of profitable operations and the need for additional capital; the development and commercialization of largely novel and unproven technologies and products; our ability to protect, maintain and defend our intellectual property rights; uncertainties regarding our ability to obtain the capital resources needed to continue research and development operations and to conduct research, preclinical development and clinical trials necessary for regulatory approvals; uncertainty regarding the outcome of clinical trials and our overall ability to compete effectively in a highly complex, rapidly developing, capital intensive and competitive industry. The information in this prospectus speaks only as of the date of this prospectus and the information incorporated herein by reference speaks only as of its date. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intent to use the net proceeds from the sale of securities offered hereby for working capital, capital expenditures and general corporate purposes, which may include the development and commercialization of our products and acquisition of businesses, products, technologies or licenses that are complementary to our business. For each offering of securities hereunder, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

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RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended December 31, 2012. “Earnings” consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes and fixed charges. “Fixed charges” consist of interest expense, the portion of rental expense that represents interset and amortization of debt issuance.

	Fiscal Year Ended December 31,					Three Months Ended March 31,
	2012	2011	2010	2009	2008	2013
Ratio of earnings to fixed charges (1)	N/A	N/A	N/A	N/A	N/A	N/A

(1) For the fiscal years ended December 31, 2012, 2011, 2010, 2009 and 2008, our earnings were insufficient to cover fixed charges by $25.91 million, $83.46 million, $48.39 million $21.72 million and $46.38 million, respectively. For the three-month period ended March 31, 2013, our earnings were insufficient to cover fixed charges by $6.58 million.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 2,750,000,000 shares of common stock having a par value of $0.001 per share and 50,000,000 shares of preferred stock having a par value of $0.001 per share. The following is a brief description of the material provisions of our capital stock. This is only a summary and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our bylaws, as amended, which have been filed with the SEC and are incorporated herein by reference. The terms of our capital stock may also be affected by the General Corporation Law Statute of the State of Delaware.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Our outstanding shares of our common stock are fully paid and non-assessable. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares or our outstanding preferred stock and any future series of preferred stock that we may designate and issue.

As of April 30, 2013, there were 2,438,530,433 shares of our common stock outstanding.

Preferred Stock

Our certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposed amendment to our restated certificate of incorporation that would cause certain, specified changes in the rights of the preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

We have previously issued Series A-1 convertible preferred stock, Series B preferred stock and Series C preferred stock.  A description of each such series is set forth below.

Series A-1 Convertible Preferred Stock

On March 3, 2009, we entered into a $5 million credit facility with a life sciences fund. Under the terms of the agreement, we may draw down funds, as needed, from the investor through the issuance of Series A-1 convertible preferred stock, par value $0.001, at a basis of 1 share of Series A-1 convertible preferred stock for every $10,000 invested. We may terminate the agreement and our right to initiate future draw-downs by providing 30 days advanced written notice to the investor, subject to certain limitations.

The Series A-1 convertible preferred stock pays dividends, in kind of preferred stock, at an annual rate of 10%, matures four years from the initial drawdown date, and is convertible into common stock at $0.75 per share at the option of the holder. However, in the event the closing price of the common stock during the 5 trading days following the notice to convert falls below 75% of the closing bid price in the 5 trading day prior to the closing date, the investor may, at its option, and without penalty, decline to purchase the applicable put share at closing.

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Upon the earlier of (i) the fourth anniversary of the issuance date, and (ii) the occurrence of a major transaction, each holder shall have the right, to require we redeem all or a portion of such holder’s share of Series A-1 convertible preferred stock, at a price per share equal to the Series A-1 liquidation value. We have the option to pay the redemption price in cash or in shares of our common stock. We also have the right to redeem all or a portion of the shares of Series A-1 convertible preferred stock, at any time at a price per share of Series A-1 convertible preferred stock equal to 100% of the Series A-1 liquidation value.

Upon any liquidation, dissolution or winding up of the Company, the holders of the Series A-1 convertible preferred stock shall first be entitled to be paid out of the assets of the Company available for distribution (subject to certain limitations) to its stockholders an amount with respect to each share of Series A-1 convertible preferred stock equal to $10,000, plus any accrued by unpaid dividends.

On April 23, 2013, we entered into a share exchange agreement with the holders of the Series A-1 convertible preferred stock to exchange 27,522,833 freely tradeable shares of our common stock for the 113 outstanding shares of Series A-1 convertible preferred stock and accrued dividends. As of the date of this prospectus, all of the Series A-1 convertible preferred stock have been redeemed and there are no Series A-1 convertible preferred stock outstanding.

Series B Preferred Stock

On November 2, 2009, we entered into a preferred stock purchase agreement with Optimus Life Sciences Capital Partners, LLC. Pursuant to the purchase agreement, we agreed to sell, in one or more purchases from time to time, at our sole discretion (i) up to 1,000 shares of Series B preferred stock at a purchase price of $10,000 per share, for an aggregate purchase price of up to $10,000,000, and (ii) five-year warrants to purchase shares of our common stock with an aggregate exercise price equal to 135% of the purchase price paid by the Investor, at an exercise price per share equal to the VWAP for the 5 trading days beginning on and including the notice date. As of March 31, 2013, 1,000 shares of Series B preferred stock were outstanding.

Holders of Series B preferred stock are entitled to receive dividends on each outstanding share of Series B preferred stock, which will accrue in shares of Series B preferred stock at a rate equal to 10% per annum from the issuance date compounded annually.

The Series B preferred stock may be redeemed at our option, commencing 4 years from the issuance date at a price per share of (a)  $10,000 per share plus accrued but unpaid dividends (the “Series B Liquidation Value”), or, at a price per share of : (x) 127% of the Series B Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial issuance date, (y) 118% of the Series B Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial issuance date, and (z) 109% of the Series B Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial issuance date.

The Series B preferred stock shall, with respect to dividend, rights upon liquidation, winding-up or dissolution, rank: (i) senior to the our common stock, and any other class or series of our preferred stock, except the Series A-1 convertible preferred stock which shall rank senior in right of liquidation and pari passu with respect to dividends; and (ii) junior to all existing and future indebtedness. Upon any liquidation, dissolution or winding up of the Company the holders of the Series B preferred stock shall be first entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series B preferred stock equal to $10,000, plus any accrued and unpaid dividends.

Series C Preferred Stock

On December 30, 2010, we entered into a securities purchase agreement with Socius CG II, Ltd. Purchaser to the purchase agreement, we agreed to sell, in one or more purchases from time to time, in our sole discretion, (i) up to 2,500 shares of Series C preferred stock at a purchase price of $10,000 per share, for an aggregate purchase price of up to $25,000,000, and (ii) a two-year warrant to purchase shares of our common stock with an aggregate exercise price equal to 20% of the purchase price paid for the Series C preferred stock sold in each Series C tranche, at an exercise price per share equal to the closing bid price of our common stock on the date we provide notice of such Series C tranche. Each time we deliver a Series C tranche notice, Socius is obligated to purchase the number of shares of common stock equal in dollar amount to 100% of the Series C tranche amount at a price per share equal to the closing bid price for our common stock on such date. As of March 31, 2013, 1,750 shares of Series C preferred stock were outstanding.

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Holders of Series C preferred stock are entitled to receive dividends on each outstanding share of Series C preferred stock, which will accrue in shares of Series C preferred stock at a rate equal to 6% per annum from the issuance date.

Subject to the rights of the Series A-1 convertible preferred stock and the Series B preferred stock, the Series C preferred stock may be redeem at our option, commencing 4 years from the issuance date at a price per share of 100% of $10,000 plus any accrued but unpaid dividends thereon (the “Series C Liquidation Value”). Prior to redemption pursuant to the immediately foregoing, subject to the rights of the Series A-1 convertible preferred stock and the Series B preferred stock, we have the right to redeem the Series C preferred stock at any time after issuance at a price per share of : (i) 136% of the Series C Liquidation Value if redeemed prior to the first anniversary of the initial issuance date, (ii) 127% of the Series C Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial issuance date; (iii) 118% of the Series C Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial issuance date, and (iv) 109% of the Series C Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial issuance date.

The Series C preferred stock shall, with respect to dividend, rights upon liquidation, winding-up or dissolution, rank: (i) senior to the our common stock, and any other class or series of our preferred stock of the Company, except for the Series A-1 convertible preferred stock and Series B preferred stock which shall rank senior in right of redemption, liquidation, and dividends and (ii) junior to all existing and future indebtedness.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Delaware Law

Section 203 of the Delaware General Corporation Law, which we refer to as the DGCL, generally prohibits any Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to that date the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding (for purposes of calculating the total voting stock outstanding) shares held by inside directors or employee stock plans which do not grant the right to tender shares confidentially; or

•	on or following that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 generally defines a “business combination” to include:

•	any merger or consolidation of the corporation or any of its direct or indirect majority-owned subsidiaries with either the interested stockholder or any other person or entity if the transaction is caused by the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of the assets of the corporation or any direct or indirect majority-owned subsidiary involving the interested stockholder if the value of the assets exceeds 10% or more of the market value of the corporation’s consolidated assets or outstanding stock;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation or any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or the subsidiary to the interested stockholder;

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•	any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or the subsidiary beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its direct or indirect majority-owned subsidiaries.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by that entity or person.

Section 203 of the Delaware General Corporation Law could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Certificate of Incorporation and Bylaw Provisions.

Our restated certificate of incorporation includes a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management. First, our board of directors can issue shares of preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control. Second, our certificate of incorporation provides that no action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with our bylaws. Third, our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management. Fourth, our restated certificate of incorporation provides that, subject to the rights of the holders of any outstanding series of our preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. In addition, our restated certificate of incorporation provides that our board of directors may fix the number of directors by resolution. Fifth, our restated certificate of incorporation does not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board of directors.

Transfer Agent and Registrar

Interwest Transfer Company, Inc. has been appointed as the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

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The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The Indentures

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture – the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and the trustee under the indenture and each indenture will be qualified under the Trust Indenture Act of 1939. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

At or prior to the time of offering of any series of debt securities, we will appoint a trustee under the applicable indenture. We will identify the trustee in the prospectus supplement offering any series of debt securities.

The trustee under each indenture has two principal roles:

•	the trustee can enforce the rights of the holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of the holders.

•	the trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

General

We may issue as many distinct series of debt securities under either debt indenture as we wish. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is also subject to and qualified by reference to the description of the particular terms of your series described in the applicable prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement or free writing prospectus, which contains the precise terms of debt securities you are offered.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular date;

•	the stated maturity;

•	the specified currency, currencies or currency units for principal and interest, if not U.S. dollars;

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•	the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	if the debt securities may be converted into or exchanged for our common stock or other securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange rate and the circumstance or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted or calculated according to the market price of our common stock or such other securities;

•	if the debt securities are original issue discount debt securities, the yield to maturity;

•	any event of default under the series of debt securities if different from those described under the heading “– Event of Default” below;

•	the names and duties of any co-trustees, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

•	if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than depository or the nominee;

•	if the debt securities are guaranteed, the identity of the subsidiary guarantors providing the guarantees and a description of the terms of the guarantees; and

•	any other terms of the debt securities, which could be different from or in addition to those described in this prospectus.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

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We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding debt securities of the same series that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, and unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

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All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Consolidation, Merger or Sale

Any successor to or acquiror of the indentures must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Modification and Waiver of the Debt Securities

We may change or modify either of the indentures without the consent of the holders of the debt securities so long as such changes are limited to clarifications and/or changes that would not adversely affect the debt securities of that series in any material respect. We may also make changes that may affect the debt securities that have yet to be issued under the applicable indentures without the approval of any holders.

If the proposed change shall affect the debt securities of a particular series then we must obtain approval by the holders of a majority in principal amount of the debt securities of that series. If the proposed change will affect the debt securities of more than one series of debt securities issued under the applicable indenture then we must obtain approval by the holders of a majority in principal amount of each series affected by the change.

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the approval of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

In each case, the required approval must be given by written consent.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change or modify either indenture or the debt securities or request a waiver.

Subordination of the Subordinated Debt Securities

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, as it may be supplemented from time to time, including all debt securities we have issued and will issue under the senior debt indenture.

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If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Events of Default

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture or would subject the debenture trustee in its sole discretion to personal liability; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

The Trustee

If we offer a series of debt securities, we will identify the banking or financial institution which will act as trustee under the applicable indenture in the prospectus supplement for that offering.

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Governing Law

New York law will govern the indentures and the debt securities, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock. We may issue warrants independently or together with shares of common stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may sell, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus and the accompanying prospectus supplement. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

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General

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, aggregate principal amount, denominations and terms of the debt securities purchasable upon exercise of a warrant to purchase debt securities and the price at which the debt securities may be purchased upon exercise;

•	the number of shares and the purchase price per share of common stock or preferred stock purchasable upon the exercise of warrants to purchase shares of common stock or preferred stock, as applicable;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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Enforceability of Rights By Holders of Warrants

Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase shares of common stock will be adjusted proportionately if we subdivide or combine common stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	issue capital stock or other securities convertible into or exchangeable for preferred stock or common stock, or any rights to subscribe for, purchase or otherwise acquire either class of capital stock, as a dividend or distribution to holders of our preferred stock or common stock;

•	pay any cash to holders of our preferred stock or common stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our preferred stock or common stock; or

•	issue preferred stock or common stock or additional stock or other securities or property to holders of our preferred stock or common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property those holders would have been entitled to receive had they held the preferred stock or common stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional stock and other securities and property.

Currently Outstanding Warrants

As of March 31, 2013, we had issued and outstanding warrants to purchase 7,829,883 shares of our common stock with a weighted average exercise price of $0.28 per share, of which 7,829,883 shares had fully vested. These warrants expire at various dates from June 30, 2014 to January 15, 2018.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders and investors in securities issued in book-entry form or in street name will be indirect holders.

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Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payment and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consents, if ever required;

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•	whether and how you can instruct it to send your securities registered in your own name so you can be a registered holder;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

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•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters acting along for resale to investors or to the public; and

•	through a combination of any such methods of sale.

Sales of securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

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Any of the prices may represent a discount from the then-prevailing market prices.

The securities may be new issues and may have no established trading market. The securities may or may not be listed on a national securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of common stock, we or the purchaser for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions. Any underwritten offering may be on a best efforts or a firm commitment basis.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by the underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

To facilitate the offering of the securities, certain persons participate in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involves the sale by persons participating in the offering of more common stock than we sold to them. In addition, these persons may stabilize or maintain the prices of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the security sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

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We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions, third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act it will be identified in the applicable prospectus supplements.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Selected legal matters with respect to this offering and the validity of the securities offered by this prospectus will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference from our annual report on Form 10-K for our fiscal year ended December 31, 2012 have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their reports appearing with the financial statements, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at http:www.advancedcell.com.

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INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 7, 2013, as amended by that first amendment to our annual report on Form 10-K/A for the fiscal year ended December 31, 2012, filed with the SEC on April 15, 2013;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 9, 2013;

•	our current reports on Form 8-K filed with the SEC on each of SEC on each of January 17, 2013, as amended on January 18, 2013, January 25, 2013, May 1, 2013 and May 16, 2013; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 28, 2003.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectivness of such registration statement or (ii) after the date of this prospectus and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any proxy statements.

You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing us at Corporate Secretary, Advanced Cell Technology, Inc., 33 Locke Drive, Marlborough, Massachusetts 01752 or visiting our website at www.advancedcell.com.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth our costs and expenses in connection with the registration for resale of our common stock. All of the amounts shown are estimates except the Commission Registration Fee.

AMOUNT
Commission Registration Fee		$4,774
Printing and Related Fees		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous Expenses		*
Total	$	*

_____________________________

* The amount of securities and the number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

See Index of Exhibits immediately following the signature page of this registration statement.

Item 17. Undertakings.

a.             The undersigned registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by the Securities Act of 1933;

ii.            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.             That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.             That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.             That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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ii.          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d.             The undersigned registrant hereby undertakes that:

1.             For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registration pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.             For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

e.             If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, State of Massachusetts, on May 22, 2013.

ADVANCED CELL TECHNOLOGY, INC., a Delaware corporation

By: /s/ Gary Rabin

Gary Rabin

Chief Executive Officer and Chairman

(Principal Executive Officer, Principal Financial Officer and

Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gary Rabin his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Gary Rabin
Gary Rabin	May 22, 2013
Chairman and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Langer
Robert Langer	May 22, 2013
Director

/s/ Zohar Loshitzer
Zohar Loshitzer	May 22, 2013
Director

/s/ Gregory D. Perry
Gregory D. Perry	May 22, 2013
Director

/s/ Alan C. Shapiro
Alan C. Shapiro	May 22, 2013
Director

/s/ Michael T. Herrernan
Michael T. Heffernan	May 22, 2013
Director

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INDEX OF EXHIBITS

The following documents are filed as exhibits to this registration statement:

Exhibit
Number	Description
1.1*	Form of Underwriting Agreement

4.1	Certificate of Incorporation of the Registrant dated November 17, 2005 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 and incorporated by reference herein).

4.2	Certificate of Amendment to Certificate of Incorporation dated October 13, 2006 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on October 13, 2006 and incorporated herein by reference).

4.3	Certificate of the Powers, Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock dated March 5, 2009 (previously filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 20, 2009 and incorporated herein by reference).

4.4	Certificate of Amendment to Certificate of Incorporation dated September 15, 2009 (previously filed as Exhibit 3.15 to the Registrant’s Registration Statement on Form S-1 filed November 18, 2009 and incorporated herein by reference).

4.5	Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock dated November 3, 2009 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 12, 2009 and incorporated by reference herein).

4.6	Certificate of Designations of Preferences, Rights and Limitations of Series C Preferred Stock dated December 30, 2010 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 3, 2011 and incorporated herein by reference).

4.7	Certificate of Amendment to Certificate of Incorporation dated January 24, 2012 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 30, 2012 and incorporated herein by reference).

4.8	Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 and incorporated by reference herein).

4.9	Amendment No. 1 to Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 30, 2007 and incorporated by reference herein).

4.10	Specimen Stock Certificate (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 and incorporated by reference herein).

4.11*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.12	Form of Senior Indenture

4.13*	Form of Senior Debt Security

4.14	Form of Subordinated Indenture

4.15*	Form of Subordinated Debt Security

4.16*	Form of Common Stock Warrant Agreement and Common Stock Warrant Certificate

4.17*	Form of Preferred Stock Warrant Agreement and Preferred Stock Warrant Certificate

4.18*	Form of Debt Security Warrant Agreement and Debt Security Warrant Certificate

5.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of SingerLewak LLP, an independent registered public accounting firm.

23.2	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in Signature Page)

25.1*	Statement of Eligibility of Trustee under the Senior Debt Indenture

25.2*	Statement of Eligibility of Trustee under the Subordinated Debt Indenture

* To be filed by amendment hereto or as an exhibit to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

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